Exhibit 99.1
TIC Solutions Reports Results for the Second Quarter 2026
- Delivered strong second quarter revenue of $584.3 million -
- Reported net loss of $13.3 million and Adjusted EBITDA of $94.8 million -
- Achieved record combined Consulting & Engineering and Geospatial backlog of $1.18 billion, up 20% YoY -
- Reaffirms full-year 2026 outlook -
HOUSTON, Texas, August 6, 2026 -- (BUSINESS WIRE) -- TIC Solutions, Inc. (NYSE: TIC) (“TIC Solutions” or the “Company”), a leading provider of tech-enabled asset integrity, engineering, and geospatial services, today reported its financial results for the three and six months ended June 30, 2026.

The Company’s second quarter 2026 results include the financial performance of NV5 Global, Inc. (“NV5”) for the period following our acquisition of NV5 on August 4, 2025 (the “NV5 Acquisition”). All periods prior to August 4, 2025 reflect legacy Acuren results only and therefore exclude any contribution from NV5 which materially affected year-over-year comparability of our financial results for the periods presented.

Ben Heraud, CEO of TIC Solutions, stated: “During the second quarter, we delivered solid execution across the platform, with strong growth in Consulting & Engineering and Geospatial, while Inspection & Mitigation is beginning to show improving commercial trends. Our performance reflects the fundamental strength of our lifecycle model, highlighted by record revenue in our Consulting & Engineering segment and a record backlog that has grown 20% year-over-year to nearly $1.2 billion.

“This backlog, expanding cross-selling activity, and continued progress on integration give us momentum as we enter the second half of 2026. We are seeing significant demand across our key end markets—particularly in Industrials, Power & Utilities, and Data Centers. As we scale our integrated platform, we are focused on converting our commercial momentum into profitable growth, margin expansion, and progress toward the long-term 3/18/85 financial targets we communicated at our Investor Day.”

Second Quarter 2026 Highlights

•Second quarter 2026 revenue was $584.3 million, compared to second quarter 2025 revenue of $313.9 million, representing an increase of 86%, primarily reflecting the inclusion of NV5 results.
•On a combined basis, revenue increased 3.3% year-over-year in the quarter, including 2.5% organic growth.
•Second quarter 2026 net loss of $13.3 million compared to second quarter 2025 net loss of $0.2 million.

•Second quarter 2026 diluted loss per share was $(0.06). Adjusted diluted EPS was $0.14.

•Second quarter 2026 Adjusted EBITDA of $94.8 million, compared to second quarter 2025 Adjusted EBITDA of $54.6 million, an increase of 74% year-over-year, primarily reflecting the inclusion of NV5 results.

•As of June 30, 2026, the Company had total liquidity of $473.5 million, including cash and cash equivalents of $362.4 million plus undrawn capacity on the Company’s $125.0 million revolving credit facility. Total term loan debt was $1.6 billion, net of unamortized debt issuance costs at quarter end.

Robert A.E. Franklin, Executive Chairman of TIC Solutions, commented: “The second quarter reinforced our conviction in the strategy we outlined at our Investor Day. Record backlog, early cross-sell results, and continued synergy execution are tangible evidence that the integrated platform is creating value that neither business could generate independently, and they give us confidence in the earnings power and long-term targets we have set.

“We are also executing with discipline on capital allocation. During the quarter, we reduced our cost of debt, opportunistically bought back shares, and continued to build out the platform through strategic acquisitions. Our objective remains clear: deploy capital efficiently to strengthen the business while continuing to deleverage the balance sheet.”

Fiscal Year 2026 Financial Outlook

TIC Solutions is reaffirming its previously issued full-year 2026 guidance of:
•Revenue of $2,150 to $2,250 million
•Adjusted EBITDA of $330 to $355 million

Webcast and Conference Call

TIC Solutions will hold a webcast and dial-in conference call to discuss its financial results at 8:30 a.m. (Eastern Time) on Thursday, August 6, 2026. Participants on the call will include Ben Heraud, Chief Executive Officer, Kristin Schultes, Chief Financial Officer, and Robert A.E. Franklin, Executive Chairman.

To listen to the call by telephone, please dial 800-347-6865 or 203-518-9757 and reference conference ID “TIC.” You may also attend and view the presentation (live or by replay) via webcast by accessing the following URL:

https://viavid.webcasts.com/starthere.jsp?ei=1770207&tp_key=036dac7ae0

A replay of the call will be available shortly after the completion of the live call and webcast via the webcast link above.

Corporate Headquarters

The Company’s corporate headquarters is now located at 2700 Post Oak Boulevard, Suite 2300, Houston, Texas 77056.

About TIC Solutions, Inc.

TIC Solutions is a leading provider of tech-enabled asset integrity, engineering, and geospatial services. The Company delivers mission-critical services across the full lifecycle of industrial assets, buildings, and public infrastructure, from planning and construction through operations and ongoing maintenance. Operating across North America and select international markets, TIC Solutions serves diversified client base across its principal end markets: oil and gas, industrials, buildings, power and utilities, infrastructure, natural resources, and aerospace and defense, including federal, state, and municipal customers across public-sector applications, with exposure to data centers and other high-growth industries.

TIC Solutions operates through three reportable segments: Inspection & Mitigation; Consulting & Engineering; and Geospatial, providing asset integrity services, engineering and advisory solutions, and data-driven asset intelligence capabilities. The Company’s services are frequently non-discretionary, compliance-driven and typically recurring in nature, delivered by more than 12,000 professionals across over 250 locations.

For more information, please visit www.ticsolutions.com.

Forward-Looking Statements

Certain statements in this press release, and on our conference call, are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “likely,” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements in this press release include statements regarding the Company’s expectations and beliefs regarding (i) its guidance for revenue and Adjusted EBITDA for the third quarter and full year 2026, and the assumptions underlying such guidance, (ii) the integration of the NV5 business and the anticipated benefits and cost synergies of the combined platform, including realized savings, cross-selling opportunities and momentum, (iii) its ability to improve profitability, drive operating efficiencies, expand margins, generate stronger cash flow, and deleverage over time, (iv) its strategy to expand its platform and sustain growth in the years ahead, (v) its ability to deliver sustainable value creation for its shareholders, (vi) its capital allocation strategy, including with respect to stock repurchases and acquisitions, (vii) its AI initiatives, (viii) customer demand and end-market conditions, (ix) cash flow conversion and free cash flow conversion, and (x) the performance of its three reportable segments, including the key growth drivers and commercial indicators for Inspection & Mitigation, Consulting & Engineering, and Geospatial. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.

These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, (i) economic conditions affecting the industries the Company serves, including the construction industry and the energy sector, as well as general economic conditions; (ii) the ability and willingness of customers to invest in infrastructure projects; (iii) a decline in demand for the Company’s services or for the products and services of its customers; (iv) the fact that the Company’s revenues are derived primarily from contracts with durations of less than six months and the risk that customers will not renew or enter into new contracts; (v) the Company’s ability to successfully acquire other businesses, successfully integrate acquired businesses into its operations and manage the risks and potential liabilities associated with those acquisitions; (vi) the Company’s ability to compete successfully in the industries and markets it serves; (vii) the Company’s ability to properly manage and accurately estimate costs associated with specific customer projects, in particular for arrangements with fixed price terms; (viii) increases in the cost, or reductions in the supply, of the materials used in the Company’s business and for which we bear the risk of such increases; (ix) the inherently dangerous nature of the Company’s services and the risks of potential liability; (x) the seasonality of the Company’s business and the impact of weather conditions; (xi) the Company’s ability to remediate any material weaknesses; (xii) the impact of health, safety and environmental laws and regulations, and the costs associated with compliance with such laws and regulations; (xiii) the Company’s substantial level of indebtedness and the effect of restrictions on its operations set forth in the documents that govern such indebtedness, (xiv) the Company may fail to realize anticipated synergies or other benefits expected from the merger with NV5 in the timeframe expected or at all, (xv) a prolonged government shutdown, and (xvi) the ultimate timing, outcome, and results of integrating the operations of Acuren and NV5. For a detailed discussion of cautionary statements and risks that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the SEC, including, but not limited to, the risk factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 which was filed with the SEC on March 12, 2026, and any amendments thereto, and in the Company’s quarterly reports on Form 10-Q, each as supplemented or amended from time to time. Forward-looking statements included in this press release speak only as of the date hereof and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or circumstances after the date of this press release.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. The Company assumes no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Non-GAAP Financial Measures
This press release and our earnings conference call contain Adjusted Gross Profit, Adjusted Gross Margin, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Organic Change in Revenue (On an NV5 Combined Basis), Combined Revenue Growth, Combined Revenue Growth (Constant Currency), Adjusted Selling, General and Administrative (“SG&A”) Expenses, and Adjusted Earnings Per Diluted Share (“Adjusted EPS”), which are non-U.S. GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission.

As used in this press release, Adjusted Gross Profit is defined as Gross Profit less depreciation expense included in cost of revenue for the periods presented. Adjusted Gross Margin is defined as Gross Profit divided by revenue. EBITDA is defined as earnings before interest, taxes, depreciation and amortization for the periods presented and Adjusted EBITDA is defined as EBITDA excluding the impact of certain non-cash and other specifically identified items for the periods presented. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. Organic Change in Revenue provides a consistent basis for year-over-year comparison as it excludes the impacts of material acquisitions, divestitures, and foreign currency translation. When presented on a combined basis, it also reflects the impact of the NV5 acquisition as if it had been owned for the full comparative periods. Adjusted SG&A is defined as SG&A Expense less depreciation and amortization and the impact of certain non-cash and other specifically identified items for the periods presented.

The presentation of Combined Revenue Growth and Combined Revenue Growth (Constant Currency) for the three and six months ended June 30, 2026, is not in accordance with GAAP and consists of the mathematical addition of Legacy Acuren revenue and NV5 revenue for the three and six months ended June 30, 2025. No other adjustments are made to the combined presentation. However, we believe that for purposes of discussion and analysis, the combined financial information is useful for management and investors to assess our ongoing financial and operational performance and trends. Combined Revenue Growth (Constant Currency) is calculated as the difference between reported revenue and revenue at fixed currencies for the period.

The presentation of Adjusted EPS is not in accordance with GAAP. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) to eliminate amortization expense of intangible assets from acquisitions, non-cash stock compensation expense, acquisition and integration related expenses, business transformation costs, and other non-recurring charges, net of tax benefits. As we continue our acquisition strategy, the growth in Adjusted EPS may increase at a greater rate than GAAP EPS. A reconciliation of GAAP EPS to Adjusted EPS is provided at the end of this news release.

The Company uses these non-GAAP financial measures and additional financial information both in explaining its results to shareholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance, (b) permit investors to compare the Company with its peers, (c) determines certain elements of management’s incentive compensation, and (d) provide consistent period-to-period comparisons of the results.

While the Company believes these non-GAAP measures are useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies. A reconciliation of these non-GAAP financial measures is included later in this press release.

A reconciliation is not provided for 2026 Adjusted EBITDA guidance range as we are unable to predict the amounts to be adjusted, such as the GAAP tax provision and depreciation. Accordingly, we would not be able to make a detailed reconciliation of Adjusted EBITDA without unreasonable efforts due to our inability to predict the amount and timing of these future items.

Investor Relations Contacts

Andrew Shen
Director of Investor Relations
Email: IR@tics.com

Source: TIC Solutions, Inc.

TIC Solutions, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenue	$584,347	$313,925	$1,072,376	$548,140
Cost of revenue	380,189	239,824	706,917	430,370
Gross profit	204,158	74,101	365,459	117,770
Selling, general and administrative expenses	193,316	55,751	383,680	108,860
Income (loss) from operations	10,842	18,350	(18,221)	8,910
Interest expense, net	28,365	15,451	57,386	31,458
Other income, net	(946)	(777)	(1,023)	(1,896)
Income (loss) before income tax benefit (expense)	(16,577)	3,676	(74,584)	(20,652)
Income tax provision (benefit)	(3,235)	3,909	(19,693)	5,374
Net loss	(13,342)	(233)	(54,891)	(26,026)
Undistributed loss allocated to Series A Preferred Stock	61	2	252	212
Net loss allocated to common stockholders	$(13,281)	$(231)	$(54,639)	$(25,814)

Basic and diluted loss per share:
Common stock, basic and diluted	$(0.06)	$—	$(0.25)	$(0.21)
Series A Preferred Stock, basic and diluted	$(0.06)	$—	$(0.25)	$(0.21)
Weighted-average shares outstanding:
Common stock, basic	217,216,768	121,476,215	217,233,878	121,476,215
Common stock, diluted	218,216,768	122,476,215	218,233,878	122,476,215
Series A Preferred Stock, basic and diluted	1,000,000	1,000,000	1,000,000	1,000,000

TIC Solutions, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands)
(Unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$362,420	$439,536
Accounts receivable, net	381,200	366,293
Contract assets	203,819	154,439
Prepaid expenses and other current assets	66,898	60,768
Total current assets	1,014,337	1,021,036
Property and equipment, net	241,117	255,625
Operating lease right-of-use assets, net	52,598	60,209
Goodwill	1,661,520	1,649,595
Intangible assets, net	1,311,901	1,391,382
Deferred tax assets	1,398	1,438
Other assets	9,650	17,024
Total assets	$4,292,521	$4,396,309
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$57,217	$60,426
Accrued expenses and other current liabilities	174,686	151,626
Contract liabilities	61,844	47,846
Current portion of long-term debt	23,129	25,511
Current portion of lease obligations	31,280	33,584
Total current liabilities	348,156	318,993
Long-term debt, net of current portion	1,589,615	1,587,686
Non-current lease obligations	58,992	66,049
Deferred tax liabilities	185,110	222,955
Other non-current liabilities	14,361	20,710
Total liabilities	2,196,234	2,216,393
Total liabilities and stockholders' equity	$4,292,521	$4,396,309

TIC Solutions, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in thousands)
(Unaudited)

	Six Months Ended
	June 30, 2026	June 30, 2025
Cash flows from operating activities:
Net loss	$(54,891)	$(26,026)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation and amortization	119,303	58,136
Noncash lease expense	12,235	5,139
Share-based compensation expense	24,237	2,980
Amortization of deferred financing costs	3,765	1,682
Deferred taxes	(25,857)	(11,718)
Other	1,406	1,305
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(17,121)	19,571
Contract assets	(64,742)	(32,207)
Prepaid expenses and other current assets	(3,768)	8,388
Accounts payable	(4,861)	974
Accrued expenses and other current liabilities	23,372	3,387
Operating lease obligations	(11,974)	(4,904)
Contract liabilities	2,026	47
Other assets and liabilities	(2,972)	(449)
Net cash provided by operating activities	158	26,305

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(10,324)	(16,656)
Purchases of property and equipment	(25,381)	(12,494)
Proceeds from sale of property and equipment	2,325	743
Net cash used in investing activities	(33,380)	(28,407)

Cash flows from financing activities:
Payments on long-term borrowings	(4,131)	(3,865)
Payments of debt issuance costs	—	(1,165)
Payments on finance lease obligations and other long-term debt	(18,247)	(5,278)
Payments related to tax withholdings for stock-based compensation	(2,753)	—
Payments related to repurchases of common stock	(15,684)	—
Net cash used in financing activities	(40,815)	(10,308)

Effect of exchange rate changes on cash and cash equivalents	(3,079)	3,332
Net change in cash and cash equivalents	(77,116)	(9,078)

Beginning of period	439,536	139,134
End of period	$362,420	$130,056

TIC Solutions, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted Gross Profit and Adjusted Gross Margin
(amounts in thousands)
(Unaudited)

	Three Months Ended June 30, 2026
	Inspection & Mitigation	Consulting & Engineering	Geospatial	Total
Revenue	$296,696	$206,636	$81,015	$584,347
Cost of revenue	229,447	109,029	41,713	380,189
Gross profit	$67,249	$97,607	$39,302	$204,158
Depreciation expense included in cost of revenue	16,770	—	2,421	19,191
Adjusted gross profit	$84,019	$97,607	$41,723	$223,349
Adjusted gross margin(1)	28.3%	47.2%	51.5%	38.2%

	Three Months Ended June 30, 2025
	Inspection & Mitigation	Consulting & Engineering	Geospatial	Total
Revenue	$313,925	$—	$—	$313,925
Cost of revenue	239,824	—	—	239,824
Gross profit	$74,101	$—	$—	$74,101
Depreciation expense included in cost of revenue	16,219	—	—	16,219
Adjusted gross profit	$90,320	$—	$—	$90,320
Adjusted gross margin(1)	28.8%	—%	—%	28.8%

	Combined Three Months Ended June 30, 2025
	Inspection & Mitigation	Consulting & Engineering(2)	Geospatial(2)	Total
Revenue	$313,925	$176,880	$75,104	$565,909
Cost of revenue	239,824	94,620	41,067	375,511
Gross profit	$74,101	$82,260	$34,037	$190,398
Depreciation expense included in cost of revenue	16,219	—	1,907	18,126
Adjusted gross profit	$90,320	$82,260	$35,944	$208,524
Adjusted gross margin(1)	28.8%	46.5%	47.9%	36.8%

(1)	Adjusted Gross Margin is calculated as Adjusted Gross Profit divided by revenue for the applicable period.
(2)	The amounts presented for the combined three months ended June 30, 2025 for Consulting & Engineering and Geospatial are based on the Company’s reclassification of certain costs that NV5 historically presented within “Salaries and wages, payroll taxes, and benefits” which the Company classifies as “Cost of revenue.”

TIC Solutions, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted Gross Profit and Adjusted Gross Margin
(amounts in thousands)
(Unaudited)

	Six Months Ended June 30, 2026
	Inspection & Mitigation	Consulting & Engineering	Geospatial	Total
Revenue	$531,522	$394,012	$146,842	$1,072,376
Cost of revenue	423,513	207,233	76,171	706,917
Gross profit	$108,009	$186,779	$70,671	$365,459
Depreciation expense included in cost of revenue	33,397	—	4,637	38,034
Adjusted gross profit	$141,406	$186,779	$75,308	$403,493
Adjusted gross margin(1)	26.6%	47.4%	51.3%	37.6%

	Six Months Ended June 30, 2025
	Inspection & Mitigation	Consulting & Engineering	Geospatial	Total
Revenue	$548,140	$—	$—	$548,140
Cost of revenue	430,370	—	—	430,370
Gross profit	$117,770	$—	$—	$117,770
Depreciation expense included in cost of revenue	31,581	—	—	31,581
Adjusted gross profit	$149,351	$—	$—	$149,351
Adjusted gross margin(1)	27.3%	—%	—%	27.3%

	Combined Six Months Ended June 30, 2025
	Inspection & Mitigation	Consulting & Engineering	Geospatial	Total
Revenue	$548,140	$347,909	$138,120	$1,034,169
Cost of revenue	430,370	185,307	71,695	687,372
Gross profit	$117,770	$162,602	$66,425	$346,797
Depreciation expense included in cost of revenue	31,581	—	3,666	35,247
Adjusted gross profit	$149,351	$162,602	$70,091	$382,044
Adjusted gross margin(1)	27.3%	46.7%	50.7%	36.9%

(1)	Adjusted Gross Margin is calculated as Adjusted Gross Profit divided by revenue for the applicable period.
(2)	The amounts presented for the combined six months ended June 30, 2025 for Consulting & Engineering and Geospatial are based on the Company’s reclassification of certain costs that NV5 historically presented within “Salaries and wages, payroll taxes, and benefits” which the Company classifies as “Cost of revenue.”

TIC Solutions, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA Margin
(amounts in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net loss	$(13,342)	$(233)	$(54,891)	$(26,026)
Income tax provision (benefit)	(3,235)	3,909	(19,693)	5,374
Interest expense, net	28,365	15,451	57,386	31,458
Depreciation and amortization expense	60,424	29,537	119,303	58,136
EBITDA	72,212	48,664	102,105	68,942
Adjustments:
Non-cash stock compensation expense(1)	11,325	1,873	24,237	2,980
ASP Acuren Acquisition transaction related expenses(2)	—	—	—	467
Acquisition related transaction and integration expenses(3)	8,683	1,882	22,810	2,742
Business transformation costs(4)	1,349	1,970	3,547	4,620
Other non-recurring charges(5)	1,280	172	(105)	663
Adjusted EBITDA	$94,849	$54,561	$152,594	$80,414
Revenue	584,347	313,925	1,072,376	548,140
Adjusted EBITDA margin(6)	16.2%	17.4%	14.2%	14.7%

(1)	Adjustment to add back stock compensation expense.
(2)	Adjustment to add back transaction related expenses for the Acuren Acquisition.
(3)
Adjustment to add back transaction and acquisition integration related costs and similar items for acquisitions not including the Acuren Acquisition. This includes costs related to the NV5 Acquisition.

(4)	Adjustment to reflect the elimination of non-recurring costs related to business transformation expenses.
(5)	Adjustment to add back other non-recurring charges.
(6)	Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by revenue for the applicable period.

TIC Solutions, Inc.
Non-GAAP Financial Measure
Organic Change in Revenue (On an NV5 Combined Basis)
(Unaudited)

	Three Months Ended June 30, 2026	Six Months Ended June 30, 2026
Change in Revenue (As Reported)	86.1%	95.6%
Impact from NV5 Revenue(1)	82.8%	91.9%
Total Combined Revenue Growth	3.3%	3.7%
Foreign Currency Translation(2)	(0.1)%	(0.6)%
Total Combined Revenue Growth (Constant Currency)	3.2%	3.1%
Acquisitions(3)	(0.7)%	(0.8)%
Organic Change in Revenue (NV5 Combined)	2.5%	2.3%

(1)	Adjustment to include NV5’s revenue for the three and six months ended June 30, 2025 for purposes of calculating combined organic revenue growth.
(2)	Represents the effect of foreign currency on reported revenue, calculated as the difference between reported revenue and revenue at fixed currencies for the period. Fixed currency amounts are based on translation into U.S. Dollars at fixed foreign currency exchange rates established by management.
(3)	Adjustment to exclude revenue from material acquisitions from their respective dates of acquisition until the first year anniversary from date of acquisition. This adjustment also excludes material NV5 acquisitions from the combined comparable period.

TIC Solutions, Inc.
Reconciliation of Non-GAAP Financial Measure
Adjusted SG&A Expenses
(amounts in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Selling, general and administrative expenses (“SG&A”)	$193,316	$55,751	$383,680	$108,860
Adjustments:
Depreciation and amortization	(41,233)	(13,318)	(81,269)	(26,555)
Non-cash stock compensation expense(1)	(11,325)	(1,873)	(24,237)	(2,980)
Acuren Acquisition transaction related expenses(2)	—	—	—	(467)
Acquisition related transaction and integration expenses(3)	(8,683)	(1,872)	(20,746)	(3,249)
Business transformation costs(4)	(1,349)	(1,991)	(3,547)	(4,528)
Other non-recurring charges(5)	(1,459)	(172)	(1,459)	(663)
Adjusted SG&A expenses	$129,267	$36,525	$252,422	$70,418
Revenue	584,347	313,925	1,072,376	548,140
Adjusted SG&A expenses as a % of revenue	22.1%	11.6%	23.5%	12.8%

(1)	Adjustment to add back stock compensation expense.
(2)	Adjustment to add back transaction related expenses for the Acuren Acquisition.
(3)
Adjustment to add back transaction and acquisition integration related costs and similar items for acquisitions not including the Acuren Acquisition. This includes costs related to the NV5 Acquisition.

(4)	Adjustment to reflect the elimination of non-recurring costs related to business transformation expenses.
(5)	Adjustment to add back other non-recurring charges.

TIC Solutions, Inc.
Reconciliation of Non-GAAP Financial Measure
Adjusted EPS
(amounts in thousands except share and per share data)
(Unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2026	June 30, 2026
Net loss (as reported)	$(13,342)	$(54,891)
Adjustments:
Amortization of intangible assets	37,186	74,139
Non-cash stock compensation expense	11,325	24,237
Acquisition related transaction and integration expenses	8,683	22,810
Business transformation costs	1,349	3,547
Other non-recurring charges	1,280	(105)
Income tax provision adjustment(1)	(14,956)	(31,157)
Adjusted net income	$31,525	$38,580
Income allocated to Series A Preferred Stock	(144)	(177)
Adjusted net income allocated to common stockholders	$31,381	$38,403

Common stock, diluted (as reported)	218,216,768	218,233,878
Adjustments:
Dilutive impact of restricted stock awards(2)	3,151,618	3,260,838
Dilutive impact of restricted stock units(2)	1,066,860	844,858
Adjusted common stock, diluted	222,435,246	222,339,574

Adjusted EPS, diluted	$0.14	$0.17

(1)	Adjustment represents the income tax effect of the pre-tax adjustments using an estimated adjusted effective tax rate of 25.0%.
(2)	Adjustment reflects the addition of the dilutive impact of restricted stock awards and restricted stock units.